Registration No. 333-143352

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LODESTAR MINING, INCORPORATED
(Name of small business issuer in its charter)

Delaware	1000	20-8901634
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

Mr. Ian McKinnon
Lodestar Mining, Incorporated
400 Steeprock Drive
Toronto, ON Canada
M3J 2X1 416.505.1593

(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)
Lodestar Mining, Incorporated	Copies to:
400 Steeprock Drive	Edward D. McDevitt, Esq.
Toronto, ON Canada	Bowles Rice McDavid Graff & Love LLP
M3J 2X1	600 Quarrier Street
416.505.1593	Charleston, West Virginia 25301

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _____________

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ______________________________________

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ______________________________________

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. ☐ _____________________________________________________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered [1]	Proposed Maximum Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee [2]

Common Stock:	2,000,000	$0.05	$100,000	$3.07

[1] In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transaction.

[2] Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted. All dollar amounts are in US dollars unless otherwise stated.

PROSPECTUS

LODESTAR MINING, INCORPORATED
Shares of Common Stock
1,000,000 Minimum - 2,000,000 Maximum

Before this offering, there has been no public market for the common stock. Assuming we raise the minimum amount in this offering, we will attempt to have the shares quoted on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. There is no assurance that the shares will ever be quoted on the OTC Bulletin Board. To be quoted on the OTC Bulletin Board, a market maker must apply to make a market in our common stock. We have retained Island Stock Transfer, 100 Second Avenue South, Suite 104N, St. Petersburg, Florida 33701, as our Transfer Agent.

We are offering up to a total of 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, and 2,000,000 shares maximum. The offering price is $0.05 per share. In the event that 1,000,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 1,000,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us and held in escrow will be promptly returned to you without interest or deduction of any kind. If at least 1,000,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. There are no minimum purchase requirements for each individual investor. Funds will be held in escrow by Central Bank of Lexington, Kentucky until we have sold at least 1,000,000 shares of common stock. Once we sell at least 1,000,000 shares of common stock, Central Bank of Lexington, Kentucky will release the funds from escrow to us.

There are no underwriting commissions involved in this offering. Our common stock will be sold on our behalf by our officers and directors. Our officers and directors will not receive any commissions or proceeds from the offering for selling the shares on our behalf.

Investing in our common stock involves risks. See "Risk Factors" starting at page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 17, 2007.

TABLE OF CONTENTS

Page

SUMMARY INFORMATION	7
RISK FACTORS	11

1. If we do not raise at least the minimum amount of this offering, we will have to suspend or cease operations.

2. Our plan of operation is limited to finding an ore body. As such we have no plans for revenue generation. Accordingly, you should not expect any revenues from operations.

3. Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

4. We lack an operating history and have losses, which we expect to continue into the future. As a result, we may have to suspend or cease operations.

5. If we lose the services of one of our directors, , we will have to hire a person with technical mining experience to perform the surveying, exploration, and excavation of the property. If we can't locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

6. Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

7. Because Ian McKinnon, Bill Love, and Becky McKinnon (our officers and directors) have other outside business activities and will only be devoting approximately 10% of their time, or 5 hours per week to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

8. If access to our mineral claim is restricted by inclement weather, we may be delayed in our exploration and any future mining efforts.

9. If our officers and directors resign or die without having found replacements, our operations will be suspended or cease. If that should occur, you could lose your investment.

10. Because there is no public trading market for our common stock, you may not be able to resell your stock and as a result, your investment is illiquid.

11. NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

12. Our directors will continue to exercise significant control over our operations. As a minority shareholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to resell any shares you purchase in this offering.

13. We will incur ongoing costs and expenses for SEC reporting and compliance, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	16
DILUTION	16
PLAN OF DISTRIBUTION	19
LEGAL PROCEEDINGS	23
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
DESCRIPTION OF SECURITIES	27
DESCRIPTION OF BUSINESS	29
MANAGEMENT’S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATION	39
EXPERTS	42
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES	43
FINANCIAL STATEMENTS	44

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS	45
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	45
RECENT SALES OF UNREGISTERED SECURITIES	46
EXHIBITS	46
UNDERTAKINGS	49

SUMMARY OF OUR OFFERING

Prospectus Summary

The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

Our Business

Lodestar Mining, Inc., a Delaware corporation, was incorporated on October 31, 2006. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves, which are not in either the development or production stage. We do not own any properties.

Through a Mineral Claim Option Agreement, dated March 13, 2007, Lodestar has a sole, exclusive, immediate and irrevocable option to acquire a ten percent (10%) legal and beneficial interest in certain Mineral Dispositions (as defined in Exhibit No. 10.1) free and clear of any and all Encumbrances, and the right to explore these Mineral Dispositions located in the Zavitz and Hutt Township in Ontario, Canada currently held in the name of Claim Lake Nickel Inc, a corporation incorporated pursuant to the laws of the Province of Ontario, having its principal business address at 408 Bay St, Orillia, Ontario, Canada, L3V 3X4. Record title to the property upon which we intend to conduct exploration activities is not held in our name. We intend to explore for gold on the property.

At Lodestar’s sole discretion, Lodestar may exercise the Option by making exploration and development expenditures in relation to the Mineral Dispositions in accordance with the following schedule as stated in Canadian dollars in the aggregate:

		CAN $	US $ [3]
(i)	by the first anniversary date the Effective Date	$50,000.00	$42,782.60
(ii)	by the second anniversary of the Effective Date	$75,000.00	$64,173.90
(iii)	by the third anniversary of the Effective Date	$100,000.00	$85,565.20

[3] US Dollar conversion based on 3/13/07 exchange rate of 0.855652 US Dollar to 1 Canadian Dollar.

There is substantial doubt that we can continue as an ongoing business for the next twelve months and we will have to suspend or cease operations within the next twelve months unless we raise at least the minimum amount in this offering.

We have no plans for revenue generation and we will not generate revenues as a result of this offering.

We are not a blank-check company since we have a concise business plan and have advisors with 15 years of experience in the mining industry to assist in executing this business plan.

The property we intend to explore may not contain any mineral reserves and therefore, any investment in this offering may be lost.

At the present, we have no full-time employees. Ian McKinnon, our CEO and Director, will devote up to 10% of his time, or 5 hours per week.

Bill Love, Treasurer and Director, will devote up to 10% of his time, or 5 hours per week, to our operation.

Becky McKinnon, Secretary, will devote up to 10% of her time, or 5 hours per week, to our operation.

There is currently no trading market for the shares being offered.

Our administrative office is located at 400 Steeprock Drive, Toronto, ON Canada M3J 2X1. Our telephone number is (416) 505-1593, and our registered statutory office is located at 37046 Teal Ct., Selbyville, DE 19975. Our fiscal year end is December 31. Our mailing address is 400 Steeprock Drive, Toronto, ON Canada M3J 2X1.

Management or affiliates thereof will not purchase shares in this offering in order to reach the minimum.

The Offering

Following is a brief summary of this offering:

Securities being offered	A minimum of 1,000,000 shares of common stock and a maximum of 2,000,000 shares of common stock, par value $0.000001
Offering price per share	$0.05 US
Offering period	The shares are being offered for a period not to exceed 180 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to us	Approximately $50,000 US assuming the minimum number of shares is sold. Approximately $100,000 US assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for offering expenses, research and exploration.
Number of shares outstanding before the offering	3,000,000
Number of shares outstanding after the offering if all of the shares are sold	5,000,000

All dollar amounts are in US Dollars unless otherwise stated. The proceeds of the offering will be held in escrow with Central Bank of Lexington, Kentucky. Central Bank of Lexington, Kentucky will hold the funds in the escrow account until we receive a minimum of $50,000 at which time Central Bank of Lexington, Kentucky will release the funds to us. Any funds received in excess of $50,000 will immediately be available to us. If we do not receive the minimum amount of $50,000 within 180 days of the effective date of our registration statement, we may extend the offering for an additional 90 days. If we have not received the minimum amount at the end of the 90 day extension, Central Bank of Lexington, Kentucky will promptly return all funds to you without a deduction of any kind. During the 180 day period and possible additional 90 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 180 day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days.

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus. All dollar amounts are in US Dollars unless otherwise stated.

As of September 30, 2007
Balance Sheet
Total Assets	$13,711
Total Liabilities	$0.00
Stockholders Equity - (Deficit)	$13,711

From Inception on
October 31, 2006
through September 30, 2007

Income Statement
Revenue	$-
Total Expenses	$26,281
Net Income - (Loss)	$(26,281)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock. We discuss all material risks in the risk factors.

Risks associated with LODESTAR MINING, INC.

1. If we do not raise at least the minimum amount of this offering, we will have to suspend or cease operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. If we do not raise at least the minimum amount from our offering, we will have to suspend or cease operations within twelve months.

2. Our plan of operation is limited to finding an ore body. As such we have no plans for revenue generation. Accordingly, you should not expect any revenues from operations.

The funds we hope to raise from this offering will be used to carry out our plan of operation, which is the exploration of the mineral property to determine if there is an ore body beneath the surface. Exploration does not contemplate removal of the ore. We have no plans or funds for ore removal. Accordingly, we will not generate any revenues as a result of your investment.

3. Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability the property does not contain any reserves. As such, any funds spent on exploration will probably be lost, which will result in a loss of your investment.

4. We lack an operating history and have losses, which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We were incorporated on October 31, 2006 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $26,281. To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to locate mineralized material
*	our ability to generate revenues
*	our ability to reduce exploration costs

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

5. If we lose the services of one of our directors, we will have to hire a person with technical mining experience to perform the surveying, exploration, and excavation of the property.. If we can't locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

William Love, a director of our company, is a geologist and has experience in mineral exploration and mining,; however, our management has no technical training in the mining field. Should Mr. Love resign as a director, die or otherwise become unavailable to us, we will have to hire qualified persons to perform the surveying, exploration, and excavation of the property. Our management has no direct training in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to the loss of Mr. Love and management's lack of training in this industry. As a result we may have to suspend or cease operations, which will result in the loss of your investment.

6. Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

7. Because Ian McKinnon, Bill Love, and Becky McKinnon (our officers and directors) have other outside business activities and will only be devoting approximately 10% of their time, or 5 hours per week to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

Because our officers and directors have other outside business activities and will only be devoting approximately 10% of their time, or 5 hours per week to our operations, our operations may be sporadic and occur at times which are convenient to Ian McKinnon, Bill Love, and Becky McKinnon. Mr. McKinnon will devote up to 10%, or 5 hours per week. Mr. Love will devote up to 10%, or 5 hours per week. Mrs. McKinnon will devote up to 10%, or 5 hours per week. As a result, exploration of the property may be periodically interrupted or suspended.

8. If access to our mineral claim is restricted by inclement weather, we may be delayed in our exploration and any future mining efforts.

It is possible that snow or rain could cause roads providing access to our claim to become impassable. If the roads are impassable we will be delayed in our exploration timetable.

Risks associated with this offering:

9. If our officers and directors resign or die without having found replacements, our operations will be suspended or cease. If that should occur, you could lose your investment.

We have three officers and two directors. We are entirely dependent upon them to conduct our operations. If they should resign or die there will be no one to operate the Company. Further, we do not have key man insurance. If we lose the services of our officers and directors, and until we find other persons to replace them, our operations will be suspended or cease entirely. In that event it is possible you could lose your entire investment.

10. Because there is no public trading market for our common stock, you may not be able to resell your stock and as a result, your investment is illiquid.

There is currently no public trading market for our common stock. Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale, of which there is no assurance. As a result, your investment is illiquid.

11. NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

12. Our directors will continue to exercise significant control over our operations. As a minority shareholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to resell any shares you purchase in this offering.

If the maximum offering is achieved, our executive officers and directors will own 60.00% of our common stock. Due to the controlling amount of their share ownership, they will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

13. We will incur ongoing costs and expenses for SEC reporting and compliance, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $30,000 cost of this Registration Statement to be paid from existing cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. To be eligible for quotation on the OTC Bulletin Board, issuers must remain current in their filings with the SEC. Securities that become delinquent in their required filings are removed. In order for us to remain in compliance we will require funds to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

USE OF PROCEEDS

Our offering is being made on a $50,000 minimum, $100,000 maximum self-underwritten basis. The registration costs will be paid from cash on hand and not from the proceeds of this offering. The table below sets forth the use of proceeds if $50,000 and $100,000 of the offering is sold. All dollar amounts are in US Dollars unless otherwise stated.

	Sale of	Sale of
	1,000,000	2,000,000
	Shares	Shares
	Minimum	Maximum

Net proceeds	$50,000	$100,000

The net proceeds will be used as follows:

Mob & Demob	$1,000	$1,000
Trenching	4,760	4,760
Supervision	2,700	2,700
Meals & Accommodations	1,000	1,000
Vehicle	540	540
ATV	450	450
Rock Sample Assay	2,700	2,700
HST (Taxes)	1,850	1,850
Professional Fees	30,000	30,000
Office and Miscellaneous	5,000	5,000
Cash on Hand	-	50,000
Totals	$50,000	$100,000

The cost of a qualified person to manage the program is included in the cost of the various programs. The prospector who is responsible for geological mapping will supervise and be part of the sampling and preliminary geophysical program. Sample analysis is the cost of the analysis of soil and rock samples to test for mineralization. We are not going to spend any sums of money or implement our exploration program until this offering is completed. We have not begun exploration.

Mob & Demob is short for mobilization and demobilization. These expenses relate to the moving of the equipment to and from the site, for the trenching work.

Professional fees are the costs related to accounting and legal fees primarily relating to filing of reports with the SEC unrelated to this public offering.

Office and miscellaneous are the costs related to operating our office. It is comprised of expenses for telephone service, mail, stationery, acquisition of office equipment and supplies.

Cash on hand will be cash available for unforeseen expenses relating to working capital and/or additional exploration work if needed.

No proceeds from the offering will be paid to the officers and directors.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. All dollar amounts are in US Dollars unless otherwise stated.

As of September 30, 2007, the net tangible book value of our shares of common stock was approximately $13,711.00, or approximately $0.0046 per share based upon 3,000,000 shares outstanding. Our offering costs will be paid from cash on hand, not from the proceeds of this offering. Of our $30,000 estimated offering costs, $21,000 US had already been paid as of September 30, 2007, resulting in $9,000.00 US remaining costs.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $114,709.00 or approximately $0.0229 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.018 per share without any additional investment on their part.

After completion of this offering, if 2,000,000 shares are sold, non-affiliated shareholders would own 40% of the total number of shares then outstanding for which non-affiliated shareholders will have made a cash investment of $100,000, or $0.05 per share. Our existing affiliated stockholder paid $30,000.00 for 3,000,000 shares of common stock (price per share of $0.01 US). If 2,000,000 shares are sold in this offering, our existing affiliated stockholder will own 60% of the total number of shares then outstanding.

If the Minimum Number of the Shares Are Sold:

Upon completion of this offering, in the event 1,000,000 shares (the minimum) is sold, the net tangible book value of the 4,000,000 shares to be outstanding will be approximately $64,709.00 or approximately, $0.016 per share. The net tangible book value of the shares held by our affiliated stockholder will be increased by $0.011 per share without any additional investment on their part.

After completion of this offering, if 1,000,000 shares are sold, non-affiliate shareholders will own approximately 25% of the total number of shares then outstanding for which non-affiliate shareholders will have made a cash investment of $50,000, or $0.05 per share. Our existing affiliated stockholder paid $30,000.00 for 3,000,000 shares of common stock (price per share of $0.01 US). If 1,000,000 shares are sold in this offering, our existing affiliated stockholder will own approximately 75% of the total number of shares then outstanding. The following table compares the differences of your investment in our shares with the investment of our existing stockholders. All dollar amounts are in US Dollars unless otherwise stated.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders. All dollar amounts are in US Dollars unless otherwise stated.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.01
Net tangible book value per share before offering	$0.0049
Potential gain to existing stockholders	$0.018
Net tangible book value per share after offering	$0.0229

Capital contributions of existing stockholders	$30,000
Number of shares outstanding before the offering	3,000,000
Number of shares after offering assuming the sale of the maximum number of shares sold	5,000,000
Percentage of ownership after offering	60.00%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.05
Capital contributions of public investors	$100,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing stockholders	23.07%
Percentage of capital contributions by public investors	76.93%
Percentage of ownership after offering	40.00%

Purchasers of Shares in this Offering if the minimum number of Shares Sold

Price per share	$0.05
Capital contributions of public investors	$50,000
Number of shares after offering held by public investors	1,000,000
Percentage of capital contributions by existing stockholders	37.50%
Percentage of capital contributions by public investors	62.50%
Percentage of ownership after offering	25.00%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to a total of 2,000,000 shares of common stock on a self-underwritten basis, 1,000,000 shares minimum, and 2,000,000 shares maximum. The offering price is $0.05 per share. Funds will be held in an escrow by Central Bank of Lexington, Kentucky. The funds will be maintained in the escrow account until we receive a minimum of $50,000, at which time Central Bank of Lexington, Kentucky will release those funds to us for our use as set forth in the "Use of Proceeds" section of this prospectus. All dollar amounts are in US Dollars unless otherwise stated.

In the event that 1,000,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 1,000,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us and held in escrow will be promptly returned to you without interest or deduction of any kind. If at least 1,000,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us and held in escrow will be released to us and there will be no refund. There are no minimum purchase requirements for each individual investor.

Our common stock will be sold on our behalf by our officers and directors. Our officers and directors will not receive any commissions or proceeds from the offering for selling the shares on our behalf.

There are no finders' fees involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	extension of the offering period beyond 180 days;
*	change in the offering price;
*	change in the minimum sales requirement;
*	change to allow sales to affiliates in order to meet the minimum sales requirement;
*	change in the amount of proceeds necessary to release the proceeds held in the separate escrow account; and,
*	change in the application of the proceeds.

If the changes above occur, any new offering may be made by means of a post-effective amendment.

We will sell the shares in this offering through our officers and directors. They will receive no commissions from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

Offering Period and Expiration Date

This offering will start on the date this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us. We reserve the right to terminate this offering at anytime. We have not determined under what circumstances we would terminate the offering prior to the expiration of the offering period; however, we reserve the right to do so. Such termination will be solely at our discretion. Should we do so and have not reached the minimum amount, your funds will be promptly returned to you. If we terminate the offering prior to the end to the offering period, but have reached at least the minimum offering amount, we will retain the proceeds.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must

1. Execute and deliver a subscription agreement, a copy of which is included with the prospectus.

2. Deliver a check or certified funds to Central Bank of Lexington, Kentucky, our escrow agent, for acceptance or rejection. All checks for subscriptions must be made payable to "Central Bank of Lexington, Kentucky - Escrow Account for Lodestar Mining, Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are "penny stocks" covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as "bid" and "offer" quotes, a dealers "spread" and broker/dealer compensation; the broker/dealer compensation, the broker's/dealer's duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers' rights and remedies in causes of fraud in penny stock transactions; and, the National Association of Securities Dealers' (NASD) toll free telephone number and the central number of the North American Securities Administrators Association (NASAA), for information on the disciplinary history of broker/dealers and their associated persons. While Section 15g and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person's compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them which are described in this section.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made. Based upon our counsel’s prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2-8 weeks for the NASD to issue a trading symbol.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin Board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and execution of such order.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office are required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Ian McKinnon	61	Chief Executive Officer and Director
Becky McKinnon	61	Secretary
William Love	49	Director

Ian McKinnon has been our Chief Executive Officer and Director since November 10, 2006.

Ian McKinnon is currently President of Timothy’s World Coffee, Inc. a position he has held since 2005, with a principal place of business of 400 Steeprock Drive, Toronto, ON Canada M3J 2X1. Mr. McKinnon holds a Bachelor's Degree in Economics from Princeton University and a Master of Business Administration from Columbia University . He has had a long and varied career in the investment banking business where he researched, analyzed and financed a great many small capitalization companies. Ian McKinnon devotes 10% of his time to our business.

Becky McKinnon has been our Secretary since November 10, 2006.

Becky McKinnon is currently Executive Chairman of Timothy’s World Coffee, Inc. with a principal place of business of 400 Steeprock Drive, Toronto, ON Canada M3J 2X1. She held the position of President from 1985 to 2005.

Ms McKinnon received a Bachelor of Arts from Wellesley College in 1968, and a Bachelor of Education from the University of Toronto in 1970. In addition to the integral role she plays at Timothy's, Ms. McKinnon has been involved with numerous Associations and Charitable Foundations.

Becky McKinnon devotes 10% of her time to our business.

William Love has been our Director since November 10, 2006.

William D. Love is currently Vice-President, Business Development, Corporate Finance Specialist and Geologist with Sage Gold, Inc. Sage Gold Inc. is a mineral exploration company with an address of 365 Bay Street, Suite 500 Toronto, Ontario. Mr. Love worked on field programs throughout Canada for four summers during his undergraduate program at Lakehead University, Thunder Bay, Canada, where Mr. Love obtained a Bachelor of Science, with honors in geology in 1981. Mr. Love has spent the last fifteen years as a geologist who has been involved in mineral exploration in Canada as well as a venture capitalist and a corporate finance specialist in a variety of resource and technology companies. The specifics of Mr. Love’s mining experience is set forth below:

Time Period	Position
1981-1982	Project geologist at Falconbridge Cooper, Kirkland Lake and Savant Lake Ontario - VMS projects
1982	Geologist with David Bell Geological Services and participated in the discovery of the Hemlo Gold Deposits
1983	Geologist with George Cavey Geological Services in the Hemlo area
1984-1985	Obtained Masters Business Administration from Saint Mary’s University, Halifax, Nova Scotia and completed a thesis on Project Evaluation in Mining
1985	Geologist for Giant Bay Resources - NWT
1988-1990	Mining Specialist and involved in Institutional Equity Sales for Levesque Beaubien in London, England
1991-2000	Founder of EMR Microwave Technology Corp. which was involved in the microwave processing of refractory ore materials.
1993-1994	Founder of Adex Mining Corp. which was involved in the tin tungsten deposit in New Brunswick
1995-1997	President and Founder of Eastcan Mining Corp., a private company active in mineral exploration in Argentina.
2003-present	Founder and Technical Advisor to Candover (UK), a private company engaged in the acquisition and exploration of a large land concession in the Lake Victoria goldfields, Tanzania.
2005-present	Geological Consultant and Vice President of Business Developmen at Sage Gold Inc., a mineral exploration company active in Ontaria, Nevada and Arizona.

William Love devotes 10% of his time to our business.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last five years in any of the following:

• Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

• Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

• Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

• Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of December 13, 2007, by: (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock; (ii) each of our directors; (iii) each of our officers; and (iv) our executive officers and directors as a group.

Names and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned
	Number	Percent
Ian McKinnon	3,000,000	100%
Becky McKinnon	0	0
William Love	0	0
All Directors and named Executive Officers as a group [3 persons]	3,000,000	100%

The table above is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, each of the shareholders named in the table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 3,000,000 shares of common stock outstanding as of December 13, 2007.

The information presented above regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed above have sole voting and investment power with respect to the shares shown.

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of the company.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part. All dollar amounts are in US Dollars unless otherwise stated.

Common Stock

We are authorized to issue One Billion (1,000,000,000) shares of common stock $0.000001 par value per share. As of the date of this registration statement, there are 3,000,000 shares of common stock issued and outstanding held by one (1) shareholder of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

In the election of directors, the stockholders are permitted to vote their shares cumulatively. Accordingly, each shareholder entitled to vote in the election of directors has the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of the surplus of Lodestar. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Certificate of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock

The Company is authorized to issue Twenty Million (20,000,000) shares of preferred stock $0.000001 par value per share. As of the date of this registration statement, there are no preferred shares outstanding.

Preferred stock may be issued in series with preferences and designations as the Board of Directors may from time to time determine. The board may, without shareholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common shareholders and may assist management in impeding an unfriendly takeover or attempted changes in control.

Warrants and Options

As of the date of this prospectus, there are no warrants or options to purchase our common and preferred stock outstanding. We may, however, in the future grant such warrants or options and/or establish an incentive stock option plan for our directors, employees and consultants.

Anti-Takeover Effect of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporate Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’’ for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a ‘‘business combination’’ includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an ‘‘interested stockholder’’ is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of the voting stock of a corporation.

Transfer Agent

Island Stock Transfer is our transfer agent. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer common shares and similar issues can be handled by contacting:

Island Stock Transfer
100 Second Avenue South, Suite 104N
St. Petersburg, Florida 33701
www.islandstocktransfer.com
phone: (727) 289-0010

BUSINESS DESCRIPTION

Lodestar Mining, Inc., a Delaware corporation, was incorporated on October 31, 2006. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves, which are not in either the development or production stage. We do not own any properties. We are not a blank-check company since we have a concise business plan.

Our administrative office is located at 400 Steeprock Drive, Toronto, ON Canada M3J 2X1, our telephone number is (416) 505-1593, and our registered statutory office is located at 37046 Teal Ct., Selbyville, DE 19975. Our fiscal year end is December 31. Our mailing address is, 400 Steeprock Drive, Toronto, ON Canada M3J 2X1.

There is no assurance that a commercially viable mineral deposit exists on the optioned property and further exploration will be required before a final evaluation as to the economic feasibility is determined.

Background

On March 13, 2007 we executed a Mineral Claim Option Agreement (the "Option Agreement") with Claim Lake Nickel Inc., a corporation incorporated pursuant to the laws of the Province of Ontario, having its principal business address at 408 Bay St, Orillia, Ontario, Canada, L3V 3X4, an unrelated third party that holds title to the property we intend to explore. Under the terms of the Option Agreement, Lodestar has a sole, exclusive, immediate and irrevocable option to acquire a ten percent (10%) legal and beneficial interest in certain Mineral Dispositions (as defined in Exhibit A) free and clear of any and all encumbrances in registerable or recordable form, and the right to explore these Mineral Disposition located in the Zavitz and Hutt Township in Ontario, Canada currently held in the name of Claim Lake Nickel Inc. Record title to the property upon which we intend to conduct exploration activities is not held in our name. We intend to explore for gold on the property.

At Lodestar’s sole discretion, Lodestar may exercise the Option by making exploration and development expenditures in relation to the Mineral Dispositions in accordance with the following schedule as stated in Canadian dollars in the aggregate:

		CAN $	US $ [4]
(i)	by the first anniversary date the Effective Date	$50,000.00	$42,782.60
(ii)	by the second anniversary of the Effective Date	$75,000.00	$64,173.90
(iii)	by the third anniversary of the Effective Date	$100,000.00	$85,565.20

[4] US Dollar conversion based on 3/13/07 exchange rate of 0.855652 US Dollar to 1 Canadian Dollar.

The Option Agreement calls for title of the mineral claims to be transferred to Lodestar Mining, Inc. upon the exercise of the Option. Upon exercise of the Option, the Option Agreement shall become an agreement for the transfer and assignment to Lodestar of a ten percent (10%) legal and beneficial interest in and to the Mineral Dispositions, free and clear of any and all Encumbrances. Lodestar is required to return the claims to Claim Lake Nickel Inc. in the event that it does not fulfill the terms of the Option Agreement.

To date we have not performed any work on the property. We are presently in the exploration stage and we cannot guarantee that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

If Lodestar fails to meet any option payments, or exploration and development expenditures as set forth above schedule, it will have 60 days from the date of notification by Owner of such default (that notification to be sent by registered mail) to make the payment. If payment is not received, the option granted herein shall be at an end and Lodestar will return all transfers held, or transfer the Mineral Dispositions to Owner leaving the Mineral Dispositions with a minimum of two years of assessment credits. Lodestar will have no other right to the Mineral Dispositions and shall retain no interest therein and shall have no further or other liabilities or obligations pursuant to this Agreement.
We may terminate the Option Agreement at any time upon written notice.

We will be exploring for mineralized material. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. The Option Agreement grants us the right to enter the property with our employees, representatives and agents, and to prospect, explore, test, develop, work and mine the property.

We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion by our auditors and rely upon the sale of our securities and loans from our officers and directors to fund operations.

Claims

The Mineral Dispositions are located in the Zavitz and Hutt Township in Ontario, Canada currently held in the name of Claim Lake Nickel Inc, a corporation incorporated pursuant to the laws of the Province of Ontario, having its principal business address at 408 Bay St, Orillia, Ontario, Canada, L3V 3X4. Record title to the property upon which we intend to conduct exploration activities is not held in our name.

There are no liens, charges, or encumbrances against the Mineral Dispositions. All Claims Status are in good standing. There are no other agreements or options on the Mineral Dispositions.

MINERAL DISPOSITIONS OPTIONED BY LODESTAR MINING, INC.

Mineral claim identifications

Township/ Area	Claim Number	Recording Date
HUTT	3000799	2002-Apr-04
HUTT	3000800	2002-Apr-04
HUTT	3009494	2004-Feb-02
HUTT	4209099	2006-Feb-02
ZAVITZ	1024341	1991-Feb-27
ZAVITZ	1024342	1991-Feb-27
ZAVITZ	1024344	1991-Feb-27
ZAVITZ	1024345	1991-Feb-27
ZAVITZ	1117915	1991-Feb-27
ZAVITZ	1117916	1991-Feb-27
ZAVITZ	3000801	2002-Apr-04
ZAVITZ	3018387	2007-Jan-26
ZAVITZ	4200178	2005-Nov-14
ZAVITZ	4200190	2005-Nov-14
ZAVITZ	4210495	2007-Feb-02

04/17/2007 01:16 0592522200 TREE ANCHOR LAW FIRM PAGE 10/10

4210495
1024342
4200190
3018387
Claim Lake Nickel Inc.
Claim & Grid Map

Location

The Zavitz Property is located in the southeast corner of the Township of Zavitz approximately 50 kilometers SSE of the City of Timmins, NW of Moray Lake and SW of West Nighthawk Lake. The property is centered approximately at coordinates 81o 05' E and 48o 02' N.

Access

Access to the Zavitz Township Property is gained by good all-weather gravel logging roads south from Timmins or west from the town of Matachewan.

Climate

The local climate is typical of northeastern Ontario and northwestern Quebec, having a continental climate with cold winters and short hot summers. The temperature peaks in July with an average of 24o C and an extreme temperature of 38.9o C recorded June 31, 1998, with above 20o C temperatures typically running June to August. The low temperature of the year is in January with an average of -23.6o C and an extreme low of -47o C achieved on January 17, 1982, with below 0o C weather typically running from November till April. There are typically 183 days below 0o C in a year and only 97 days above 18o C in a year. The area typically receives 875.7 millimeters of precipitation in a year, with 587.4 mm arriving as rain and 288.9 mm as snow. September is the wettest month receiving 97.5 mm of rain and 0.4 mm of snow and April being the driest month only receiving 32.2 mm of rain and 16.6 mm of snow. (These statistics are from the Kirkland Lake Airport statistical archives.)

Property History

Claim Lake Nickel programs in the period 1998-2007 consisted of data compilation, geological mapping, line cutting, trenching, blasting, and magnetic and gradient TDIP surveys (by Quantec Inc).

Area Physiography

The Zavitz Township area lies within the Abitibi upland physiographic region. It is largely an area of low relief, bedrock dominated peneplain with isolated, lithologically controlled topographic highs. Locally, glacial landforms add to the relief of the area. Elevations range from 290 to 520 meters above sea level. Huronian embayment fringes form north facing cliffs up to 75 meters high to the east of Zavitz Township. Relief is generally much less than 15 meters within a portion of Fallon, Fasken, Cleaver and McNeil Townships centered on the Nighthawk and Whitefish river drainage basins. Thick fine grained, glaciolacustrine deposits subdue local landscape and form a terrain characterized by broad, poorly drained, swampy conditions. A N-S trending esker occurs in the eastern part of the Zavitz property.

Local Resources and Infrastructure

The regional mining centre of Timmins, a town 50 kilometers from the Mineral Disposition, is able to provide all needed supplies and personnel to operate an exploration project or a producing mine. Services are also available in Matachewan and Kirkland Lake. The property is approximately 100 kilometers from a railhead and from both highway 144 to the west and highway 11 to the east.

Regional Geology

The property is situated within the Peterlong Lake Area, between Timmins and Shining Tree in the west-central part of the Abitibi metavolcanic-metasedimentary belt in the Superior Province of the Canadian Shield. The bedrock units consist mainly of early PreCambrian metavolcanics and mafic-felsic plutonic rocks, intruded by middle to late PreCambrian diabase dikes. The region, including Zavitz Township, has been mapped by the Ontario Geological Survey.

Two cycles of volcanism have been described in Zavitz and surrounding townships. A younger volcanic sequence, consists of a lower unit of ultramafic metavolcanics and associated Mg-rich mafic metavolcanics, and an upper thick sequence of mafic to intermediate metavolcanics.

Numerous small mafic to ultramafic flows (komatiites), stocks and several large, layered, mafic to ultramafic sill complexes occur in the felsic metavolcanic sequences. Some mafic dikes associated with these intrusions may in part represent feeders to the overlying mafic to intermediate metavolcanics.

A major north-south trending fault, the Burrows-Benedict Fault, cuts through the central part of Zavitz Township and extends north through Tisdale Township in the Timmins area. A northwest striking dextral fault cuts the property on the southwest side. A northeast striking anticline is projected through the north-central portion of the property.

Regional Mineralization

Producing mines within 100 kilometers include: 1) the Texmont Ni-PGE mine, which is located along the boundary of Bartlett and Geikie Townships; 2) several mines in the Matachewan gold camp, including Young-Davidson and Matachewan Consolidated in Matachewan (Powell Township), SE of the project area, and 3) the Ashley Gold Mine in northwestern Bannockburn Township.

GLOSSARY OF MINING TERMS

"Allochthon"	an allochthon is a large block of rock which has been moved from its original site of formation, usually by low angle thrust faulting.
"Anomaly"	Something which deviates from the standard or expected
"Clastic"	Clastic sedimentary rocks are made up of little pieces of other rocks called sediment
"Gold" or "Au"	A heavy, soft, yellow, ductile, malleable, metallic element. Gold is a critical element in computer and communications technologies
"Granite"
a common and widely occurring type of intrusive, felsic, igneous rock.
Granites are usually a white, black or buff colour and are medium to coarse grained, occasionally with some individual crystals larger than the groundmass forming a rock known as porphyry. Granites can be pink to dark gray or even black, depending on their chemistry and mineralogy.

"Mid-Proterozoic"
The Mid or Mesoproterozoic Era is a geologic era that occurred between 1600 Ma and 1000 Ma (million years ago). The major events of this era are the formation of the Rodinia supercontinent and the evolution of sexual reproduction.

"Mineral claim"	A portion of land held either by a prospector or a mining company
"Ophiolitic"	sections of the oceanic crust and the subjacent upper mantle that have been uplifted or emplaced to be exposed within continental crustal rocks.
"Orthogneiss"	a common and widely distributed type of rock formed by high-grade regional metamorphic processes from preexisting formations that were originally either igneous or sedimentary rocks.
"Pre-Cambrian"
An informal name for the eons of the geologic timescale that came before the current Phanerozoic eon. It spans from the formation of Earth around 4500 Ma (million years ago) to the evolution of abundant macroscopic hard-shelled fossils

"Schist"	The schists form a group of medium-grade metamorphic rocks, chiefly notable for the preponderance of lamellar minerals such as micas, chlorite, talc, hornblende, graphite, and others.
"Sedimentary rocks"	Secondary rocks formed from material derived from other rocks and laid down underwater.
"Soil sampling"	The collecting of samples of soil, usually 2 pounds per sample, from soil thought to be covering mineralized rock. The samples are submitted to a laboratory that will analyze them for mineral content
"Volcanic rocks"	Igneous rocks formed from magma that has flowed out or has been violently ejected from a volcano

Our Proposed Exploration Program

Our initial exploration program will consist of trenching around high-grade (AU) boulders in the vicinity of the Fiset Showing to try and source them in bedrock. Approximately 100 rock chip samples will be taken. All samples will be boxed and shipped to Accurassay Laboratories for analysis. We estimate the total time to complete the first phase of the project to be four weeks, including analysis. Dollar amounts are in US Dollars unless otherwise stated.

The objective of this work would be to determine if there is an economically recoverable gold resource on this property. This initial phase of work will provide enough information to allow the company to decide whether or not to proceed to the next phase of exploration.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties, and if any minerals that are found can be economically extracted and profitably processed.

The property is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations.

Before mineral retrieval can begin, we must explore for and find mineralized material. After that has occurred, we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can not predict what that will be until we find mineralized material.

We do not claim to have any minerals or reserves whatsoever at this time on any of the claims on the optioned property.

The costs of our work program were provided by Ulrich Kretschmar, the President of Claim Lake Nickel, Inc. He estimated the cost of the initial exploration program to be approximately $15,000 US. We have no relationship with Mr. Kretschmar.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for a gold ore body. We may or may not find an ore body. Our Option Agreement grants us the right to enter on the property with our employees, representatives and agents, and to prospect, explore, test, develop, work and mine the property. In addition, the nature and direction of the exploration may change depending upon initial results. Because we have not found economic mineralization, it is impossible to project future revenue generation.

Proposed Exploration Budget

The work outlined in this budget will consist of trenching around high grade (AU) boulders to try and source them in bedrock. The work will be performed using the services of Meegwich Inc. of Temagami, Ontario.

In US $

Mob and Demob	$1,000.00
Trenching @ 85.00/hr x 7 days @ 8 hrs/day	4,760.00
Trench Supervision 9 days @ 300.00/day	2,700.00
Meals and Accommodations x 7 days	1,000.00
Vehicle @ 60.00/day x 9 days	540.00
ATV @ 50.00 x 9 days	450.00
100 Rock Samples @ 27.00/sample	2,700.00
Sub Total	$13,150.00
HST 14%	1,841.00
Total	$14,991.00

Other

We currently own no plants or other property. Lodestar holds no title to the Mineral Disposition. Subject to the terms of the Option Agreement, Lodestar has the right to conduct exploration activity in accordance with the rules and regulations of the regulatory authorities.

Employees and Employment Agreements

At present, we have no full-time employees. Our officers and directors are part-time employees and will devote between approximately 10% of their time per week to our operation. Our officers and directors do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors. Our officers and directors will handle our administrative duties. Because Mr. Love is the only member of our management team who has mining experience and Mr.Love only devotes about 10% of his time to our operation, our officers and directors will hire qualified persons to perform the surveying, exploration, and excavating of the property.

Competitive Factors

The gold mining industry is fragmented - that is, there are many, many gold prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the property. We will either find gold on the property or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are a considerably small participant in the gold mining market. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

Our mineral exploration program is subject to the regulations of the Mining Act of Ontario.

Claim Lake Nickel, Inc. will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. Restoration of the disturbed land will be completed according to law. All holes, pits and/or shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only "cost and effect" of compliance with environmental regulations in Canada is returning the surface to its previous condition upon abandonment of the property.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. Dollar amounts are in US dollars unless otherwise stated.

Plan of Operation

We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach this point. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. Our only other source for cash at this time is investments by others. We must raise cash to implement our project and stay in business. If we raise the amount of money in this offering, we believe it, together with the $30,000 US received from Ian McKinnon, Chief Executive Officer and Director, for the purchase of 3,000,000 shares, will last a minimum of twelve months.

We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months.

Our exploration target is to find an ore body containing gold. Our success depends upon finding mineralized material. This includes a determination by our consultant if the property contains reserves. We have not selected a consultant as of the date of this prospectus and will not do so until our offering is successfully completed, if that occurs, of which there is no assurance. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don't find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

In addition, we may not have enough money to complete our exploration of the property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement, or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and can't raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals that are found can be economically extracted and profitably processed.

The property is undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise money in this offering. That is because we do not have money to start exploration. Once the offering is concluded, we intend to start exploration operations. To our knowledge, except as noted herein, the property has never been mined. The only event that has occurred is the locating and the recording of the mining claims under the direction of Lake Claim Nickel, Inc.

Before mineral retrieval can begin, we must explore for and find mineralized material. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can't predict what that will be until we find mineralized material.

We do not know if we will find mineralized material. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that whatever is located under adjoining property may or may not be located under our property.

We do not claim to have any minerals or reserves whatsoever at this time on any of the property.

We intend to implement an initial exploration program consisting of trenching around high-grade (AU) boulders in the vicinity of the Fiset Showing to try and source them in bedrock. Approximately 100 rock chip samples will be taken. All samples will be boxed and shipped to Accurassay Laboratories for analysis. We estimate the total time to complete the project is four weeks including analysis. The objective of this work would be to determine if there is an economically recoverable gold resource on this property. This initial phase of work will provide enough information to allow the company to decide whether or not to proceed to the next phase of exploration.

Based upon the results of the exploration, our Directors will determine if our interest in the property is to be terminated or further exploration work performed. Our Officers and Directors will not receive fees for their services.

The proceeds from this offering are designed to fund the costs of the initial exploration program recommended by Ulrich Kretschmar.

We estimate the cost of the proposed work program to be $15,000 US. This is comprised of $1,000 for mobilization and demobilization, $4,760 for trenching, $2,700 for supervision, $1,000 for meals and lodging, $990 for truck & ATV expense, $2,700 for shipping and assays, and $1,850 for taxes. We estimate it will take up to four weeks to complete the program. We will begin the program after the completion of the offering, weather permitting.

If we are unable to complete any phase of exploration because we don't have enough money, we will cease operations until we raise more money. If we can't or don't raise more money, we will cease operations.

We do not intend to hire additional employees at this time. All of the work on the property will be conducted by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must conduct the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases. We believe that the funds raised from this offering will allow us to operate for one year.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. The funds raised in this offering will allow the company to operate for a minimum of one year. Other than as described in this paragraph, we have no other financing plans.

The property is staked and we expect to start exploration operations after completion of this offering, weather permitting. As of the date of this prospectus we have yet to begin operations and therefore we have yet to generate any revenues.

Since inception we have issued 3,000,000 shares of common stock pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933. On November 15, 2006, the corporation issued 3,000,000 shares of restricted common stock to Ian McKinnon, Chief Executive Officer of Lodestar Mining, Inc., that Rule 144 of the Securities Act of 1933 defines as restricted securities. The shares were issued in consideration for payment of $30,000.00 US from Ian McKinnon. These shares will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

As of September 30, 2007, our total assets were $13,711 US and our total liabilities were $0 US.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

EXPERTS

The financial statements for the period October 31, 2006 (Inception) through September 30, 2007, incorporated by reference to this prospectus, have been audited by Michael Pollack, CPA an independent registered certified public accountant, to the extent and for the periods set forth in his report and are incorporated herein in reliance upon such report given upon the authority of said accountant as an expert in auditing and accounting. This includes the audited balance sheet of Lodestar Mining, Incorporated as of December 31, 2006, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the period October 31, 2006 (Inception) through December 31, 2006. This also includes the audited balance sheet of Lodestar Mining, Incorporated as of September 30, 2007 and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the nine months ended September 30, 2007, with totals since the Company’s inception on October 31, 2006.

Bowles Rice McDavid Graff & Love LLP our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to Section 145 of the Delaware General Corporation Law (“DGCL”), we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by Michael Pollack, CPA.

Our financial statements immediately follow:

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS

Page(s)

Audited Financial Statements:
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of December 31, 2006	F-3
Statements of Operations for the period October 31, 2006
(Inception) through December 31, 2006	F-4
Statements of Changes in Stockholders’ Equity (Deficit)
for the period October 31, 2006 (Inception) through December 31, 2006	F-5
Statements of Cash Flows for the period October 31, 2006
(Inception) through December 31, 2006	F-6
Notes to Financial Statements	F-7-13

Report of Independent Registered Public Accounting Firm

To the Directors of
Lodestar Mining, Incorporated
(An Exploration Stage Company)

I have audited the accompanying balance sheet of Lodestar Mining, Incorporated (the "Company") (an Exploration Stage Company) as of December 31, 2006, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the period October 31, 2006 (Inception) through December 31, 2006. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted the audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006, and their results of operations and cash flows for the period October 31, 2006 (Inception) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has not generated any revenues from operations and requires additional funds to meet its obligations and fund the costs of it’s operations. These factors raise significant doubt about the Company’s ability to continue as a going concern. Management’s plan in this regard are described in Note 1. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.

/s/ Michael Pollack CPA

Cherry Hill, New Jersey
May 7, 2007

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET
DECEMBER 31, 2006

IN US$

ASSETS

CURRENT ASSETS
Cash	$-
Total current assets	-

Fixed assets, net of depreciation	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$-
Total current liabilities	-

TOTAL LIABILITIES	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.000001 par value, 20,000,000 shares authorized,
none issued and outstanding	-
Common stock, $0.000001 par value, 1,000,000,000 shares authorized,
3,000,000 shares issued and outstanding	3
Additional paid in capital	29,997
Subscriptions receivable	(30,000)
Deficit Accumulated During the Exploration Stage	-
Total stockholders' equity (deficit)	-

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-

The accompanying notes are an integral part of these financial statements.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE PERIOD OCTOBER 31, 2006 (INCEPTION) THROUGH DECEMBER 31, 2006
(WITH TOTALS SINCE INCEPTION)

IN US $
	OCTOBER 31, 2006 THROUGH DECEMBER 31, 2006	OCTOBER 31, 2006 (INCEPTION) THROUGH DECEMBER 31, 2006

REVENUE	$-	$-

COST OF REVENUES	-	-

GROSS PROFIT	-	-

OPERATING EXPENSES
Mineral property costs	-	-
Professional fees	-	-
Commissions and consulting fees	-	-
General and administrative	-	-
Depreciation	-	-
Total operating expenses	-	-

NET (LOSS)	$-	$-

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	2,274,194	2,274,194

NET (LOSS) PER SHARE	$-	$-

The accompanying notes are an integral part of these financial statements.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD OCTOBER 31, 2006 (INCEPTION) THROUGH DECEMBER 31, 2006
IN US $

Deficits
Accumulated
					Additional		During the
	Preferred Stock		Common Stock		Paid-In	Subscriptions	Exploration
	Shares	Amount	Shares	Amount	Capital	Receivable	Stage	Total

Balance - October 31, 2006	-	$-	-	$-	$-	$-	$-	$-

Common shares issued to founder	-	-	3,000,000	3	29,997	(30,000)	-	-

Net loss for the period	-	-	-	-	-	-	-	-

Balance - December 31, 2006	-	$-	3,000,000	$3	$29,997	$(30,000)	$-	$-

The accompanying notes are an integral part of these financial statements.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOW
FOR THE PERIOD OCTOBER 31, 2006 (INCEPTION) THROUGH DECEMBER 31, 2006
(WITH TOTALS SINCE INCEPTION)

IN US $
	OCTOBER 31, 2006 THROUGH DECEMBER 31, 2006	OCTOBER 31, 2006 (INCEPTION) THROUGH DECEMBER 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$-	$-

Adjustments to reconcile net (loss)
to net cash used in operating activities:
Depreciation	-	-

Change in assets and liabilities
Increase in accounts payable	-	-
Total adjustments	-	-
Net cash (used in) operating activities	-	-

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	-	-
Net cash (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of stock for cash	-	-
Payment of note payable	-	-
Increase in related party payables	-	-
Net cash provided by financing activities	-	-

NET INCREASE IN CASH AND CASH EQUIVALENTS	-	-

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	-	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$-	$-

SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES
Common stock issued for subscriptions receivable	$30,000	$30,000

 The accompanying notes are an integral part of these financial statements.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

On October 31, 2006, Lodestar Mining, Incorporated (the “Company”) was incorporated in the State of Delaware.

The Company’s principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its mineral property under option contains mineral reserves that are economically recoverable.

Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

The Company is planning to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to register shares of common stock for resale.

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (five years for the computer equipment). Costs of maintenance and repairs are charged to expense as incurred.

Recoverability of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale are carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Mineral Property Costs

The Company has been in the exploration stage since its formation on October 31, 2006 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mineral resources, and did not enter into its first mineral claim option agreement until March 13, 2007. Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties. The Company has adopted the provisions of SFAS No. 143, “Accounting for Asset Retirement Obligations” which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. The adoption of this standard has had no effect on the Company’s financial position or results of operations. As of December 31, 2006, any potential costs relating to the retirement of the Company’s mineral property interests are not yet determinable.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheet for cash and cash equivalents, accounts payable, accrued expenses, and related party advances approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(Loss) Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive for periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

December 31,
2006

Net loss	$-

Weighted-average common shares
Outstanding (Basic)	2,274,194

Weighted-average common stock
Equivalents
Stock options	-
Warrants	-

Weighted-average common shares
Outstanding (Diluted)	2,274,194

Recent Issued Accounting Standards

On December 16, 2004, FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion 29, Accounting for Non-monetary Transaction” ("SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections (“SFAS 154”). SFAS 154 replaces Accounting Principles Board Opinion No. 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and requires the direct effects of accounting principle changes to be retrospectively applied. The existing guidance with respect to accounting estimate changes and corrections of errors is carried forward in SFAS 154. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS 154 to have a material effect on its financial statements.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the financial statements.

In September 2006, the FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements 87, 88, 106 and 132(R)” (“SFAS 158”). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires the measurement of defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions). Management does not expect adoption of SFAS 158 to have a material impact on the Company’s financial statements.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115”, (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Management is still evaluating what effect this will have on the Company’s financial statements.

In September 2006, the United States Securities and Exchange Commission (“SEC”) issued SAB 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company’s financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The Company does not anticipate that SAB 108 will have a material impact on its financial statements.

NOTE 3-	MINERAL PROPERTIES

As of December 31, 2006, the Company had no ownership in any properties.

On March 13, 2007, the Company entered into a Mineral Claim Option Agreement (the “Option Agreement”) with Claim Lake Nickel Inc., a corporation incorporated pursuant to the laws of the Province of Ontario (“Claim Lake Nickel”). Pursuant to the Option Agreement, the Company has the sole, exclusive, immediate and irrevocable option to acquire a ten percent (10%) legal and beneficial interest in certain mineral dispositions owned by Claim Lake Nickel in Zavitz Township in Ontario, Canada.

The consideration for this option is as follows:

i)	The Company pays $5,000 (Canadian $) as the option payment, which was made on March 13, 2007;

ii)
At the Company’s sole discretion, they may exercise their option by making exploration and development expenditures in relation to the Mineral Dispositions as follows: a) $50,000 (CD$) by the first anniversary date; b) $75,000 (CD$) by the second anniversary date; and c) $100,000 (CD$) by the third anniversary date. The Company may accelerate its expenditures on the Mineral Dispositions and these expenditures shall then be credited toward subsequent anniversary work commitments as set forth above; and

iii)
The Company’s exploration and development expenditures shall include an administrative fee equal to fifteen percent (15%) of all direct costs incurred by the Company in conducting exploration and development including, but without limitation, salaries and benefits.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 4-	STOCKHOLDERS’ EQUITY

The Company was established with two classes of stock: a) Preferred stock - 20,000,000 shares authorized at a par value of $0.000001; and b) Common stock - 1,000,000,000 shares authorized at a par value of $0.000001.

The Company has not issued any preferred shares to date.

The Company in November 2006, issued 3,000,000 shares of common stock to its founder at $.01 per share. The proceeds of $30,000 was paid to the Company in March 2007, and is reflected as a subscription receivable as of December 31, 2006.

As of December 31, 2006, the Company has 3,000,000 shares of common stock issued and outstanding.

The Company has not issued any options or warrants to date.

NOTE 5-	PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

As of December 31, 2006, there is no provision for income taxes, current or deferred.

The Company has had no activity and has not incurred any deficits through December 31, 2006.

NOTE 6-	SUBSEQUENT EVENT

On March 13, 2007, the Company entered into a Mineral Claim Option Agreement (the “Option Agreement”) with Claim Lake Nickel Inc., a corporation incorporated pursuant to the laws of the Province of Ontario (“Claim Lake Nickel”). Pursuant to the Option Agreement, the Company has the sole, exclusive, immediate and irrevocable option to acquire a ten percent (10%) legal and beneficial interest in certain mineral dispositions owned by Claim Lake Nickel in Zavitz Township in Ontario, Canada.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE 6-	SUBSEQUENT EVENT (Continued)

The consideration for this option is as follows:

iv)	The Company pays $5,000 (Canadian $) as the option payment, which was made on March 13, 2007;

v)
At the Company’s sole discretion, they may exercise their option by making exploration and development expenditures in relation to the Mineral Dispositions as follows: a) $50,000 (CD$) by the first anniversary date; b) $75,000 (CD$) by the second anniversary date; and c) $100,000 (CD$) by the third anniversary date. The Company may accelerate its expenditures on the Mineral Dispositions and these expenditures shall then be credited toward subsequent anniversary work commitments as set forth above; and

vi)
The Company’s exploration and development expenditures shall include an administrative fee equal to fifteen percent (15%) of all direct costs incurred by the Company in conducting exploration and development including, but without limitation, salaries and benefits.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
INDEX TO FINANCIAL STATEMENTS

Page(s)

Interim Financial Statements:
Report of Independent Registered Public Accounting Firm	F-15
Balance Sheet as of September 30, 2007 (Unaudited)	F-16
Statements of Operations for the nine and three months ended
September 30, 2007 with totals since inception (Unaudited)	F-17
Statements of Changes in Stockholders’ Equity (Deficit)
for the period October 31, 2006 (Inception) through September 30, 2007 (Unaudited)	F-18
Statements of Cash Flows for the nine months ended
September 30, 2007 with totals since inception (Unaudited)	F-19
Notes to Financial Statements (Unaudited)	F-20-27

Report of Independent Registered Public Accounting Firm

To the Directors of
Lodestar Mining, Incorporated
(An Exploration Stage Company)

I have reviewed the accompanying balance sheet of Lodestar Mining, Incorporated (the "Company") (an Exploration Stage Company) as of September 30, 2007, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the nine months ended September 30, 2007, with totals since the Company’s inception October 31, 2006. These interim financial statements are the responsibility of the Company's management.

I conducted the reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my reviews, I am not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has not generated any revenues from operations and requires additional funds to meet its obligations and fund the costs of it’s operations. These factors raise significant doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.

/s/ Michael Pollack CPA

Cherry Hill, New Jersey
December 4, 2007

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET
SEPTEMBER 30, 2007
(UNUADITED)

IN US$

ASSETS

CURRENT ASSETS
Cash	$13,711
Total current assets	13,711

Fixed assets, net of depreciation	-

TOTAL ASSETS	$13,711

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$-
Total current liabilities	-

TOTAL LIABILITIES	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.000001 par value, 20,000,000 shares authorized,
none issued and outstanding	-
Common stock, $0.000001 par value, 1,000,000,000 shares authorized,
3,000,000 shares issued and outstanding	3
Additional paid in capital	39,997
Subscriptions receivable	-
Deficit accumulated during the exploration stage	(26,281)
Accumulated other comprehensive income (loss)	(8)
Total stockholders' equity (deficit)	13,711

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$13,711

The accompanying notes are an integral part of these financial statements.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2007
(WITH TOTALS SINCE INCEPTION)
(UNAUDITED)

	IN US $
			OCTOBER 31, 2006
	NINE MONTHS	THREE MONTHS	(INCEPTION)
	ENDED	ENDED	THROUGH
	SEPTEMBER 30, 2007	SEPTEMBER 30, 2007	SEPTEMBER 30, 2007

REVENUE	$-	$-	$-

COST OF REVENUES	-	-	-

GROSS PROFIT	-	-	-

OPERATING EXPENSES
Mineral property costs	5,000	-	5,000
Professional fees	21,000	8,500	21,000
Commissions and consulting fees	-	-	-
General and administrative	279	-	279
Depreciation	-	-	-
Total operating expenses	26,279	8,500	26,279

NET (LOSS) BEFORE OTHER EXPENSE	(26,279)	(8,500)	(26,279)

OTHER EXPENSE
Interest expense	(2)	-	(2)
Total other expense	(2)	-	(2)

NET (LOSS)	$(26,281)	$(8,500)	$(26,281)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	3,000,000	3,000,000	2,865,672

NET (LOSS) PER SHARE	$(0.01)	$(0.00)	$(0.01)

The accompanying notes are an integral part of these financial statements.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD OCTOBER 31, 2006 (INCEPTION) THROUGH SEPTEMBER 30, 2007
(UNAUDITED)
IN US$

							Deficits	Accumulated
							Accumulated	Other
					Additional		During the	Comprehensive
	Preferred Stock		Common Stock		Paid-In	Subscriptions	Exploration	Income
	Shares	Amount	Shares	Amount	Capital	Receivable	Stage	(Loss)	Total

Balance - October 31, 2006	-	$-	-	$-	$-	$-	$-	$-	$-

Common shares issued to founder	-	-	3,000,000	3	29,997	(30,000)	-	-	-

Net loss for the period	-	-	-	-	-	-	-	-	-

Balance - December 31, 2006	-	-	3,000,000	3	29,997	(30,000)	-	-	-

Cash received for subscriptions receivable	-	-	-	-	-	30,000	-	-	30,000

Contributed capital by shareholders	-	-	-	-	10,000		-	-	10,000

Net loss for the period	-	-	-	-	-	-	(26,281)	(8)	(26,289)

Balance - September 30, 2007	-	$-	3,000,000	$3	$39,997	$-	$(26,281)	$(8)	$13,711

The accompanying notes are an integral part of these financial statements.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOW
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(WITH TOTALS SINCE INCEPTION)
(UNAUDITED)

	IN US$
	NINE MONTHS ENDED SEPTEMBER 30, 2007	OCTOBER 31, 2006 (INCEPTION) THROUGH SEPTEMBER 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(26,281)	$(26,281)
Adjustments to reconcile net (loss)
to net cash used in operating activities:
Depreciation	-	-
Change in assets and liabilities
Increase in advances from shareholders	-	-
Total adjustments	-	-
Net cash (used in) operating activities	(26,281)	(26,281)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	-	-
Net cash (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of stock for cash and subscriptions receivable	30,000	30,000
Contribution of capital	10,000	10,000
Increase in related party payables	-	-
Net cash provided by financing activities	40,000	40,000
Effect of foreign currency	(8)	(8)
NET INCREASE IN CASH AND CASH EQUIVALENTS	13,711	13,711
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	-	-
CASH AND CASH EQUIVALENTS - END OF PERIOD	$13,711	$13,711

The accompanying notes are an integral part of these financial statements.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

On October 31, 2006, Lodestar Mining, Incorporated (the “Company”) was incorporated in the State of Delaware.

The Company’s principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its mineral property under option contains mineral reserves that are economically recoverable.

Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploration of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. The Company has had very little operating history to date. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

The Company is planning to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to register shares of common stock for resale.

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Currency Translation

For subsidiaries outside the United States that prepare financial statements in currencies other than the U.S. dollar, the Company translates income and expense amounts at average exchange rates for the year, translates assets and liabilities at year-end exchange rates and equity at historical rates. The Company’s functional currency is the Canadian dollar, whiles the Company reports its currency in the US dollar. The Company records these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the nine months ended September 30, 2007, the Company recorded approximately ($8) in transaction (losses) as a result of currency translation.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (five years for the computer equipment). Costs of maintenance and repairs are charged to expense as incurred.

Recoverability of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale are carried at the lower of the then current carrying value or fair value less estimated costs to sell.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Mineral Property Costs

The Company has been in the exploration stage since its formation on October 31, 2006 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mineral resources, and did not enter into its first mineral claim option agreement until March 13, 2007. Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties. The Company has adopted the provisions of SFAS No. 143, “Accounting for Asset Retirement Obligations” which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. The adoption of this standard has had no effect on the Company’s financial position or results of operations. As of September 30, 2007, any potential costs relating to the retirement of the Company’s mineral property interests are not yet determinable.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheet for cash and cash equivalents, accounts payable, accrued expenses, and related party advances approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

(Loss) Per Share of Common Stock

Basic net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive for periods presented.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(Loss) Per Share of Common Stock (Continued)

The following is a reconciliation of the computation for basic and diluted EPS:

September 30,
2007

Net loss	$(26,281)

Weighted-average common shares
Outstanding (Basic)	3,000,000

Weighted-average common stock
Equivalents
Stock options	-
Warrants	-

Weighted-average common shares
Outstanding (Diluted)	3,000,000

Recent Issued Accounting Standards

On December 16, 2004, FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets, an amendment of APB Opinion 29, Accounting for Non-monetary Transaction” ("SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The adoption of SFAS 153 has not had a material impact on the Company’s financial position, results of operations or cash flows.

In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections (“SFAS 154”). SFAS 154 replaces Accounting Principles Board Opinion No. 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and requires the direct effects of accounting principle changes to be retrospectively applied. The existing guidance with respect to accounting estimate changes and corrections of errors is carried forward in SFAS 154. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS 154 has not had a material effect on the Company’s financial statements.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the financial statements.

In September 2006, the FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements 87, 88, 106 and 132(R)” (“SFAS 158”). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires the measurement of defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position (with limited exceptions). Management does not expect adoption of SFAS 158 to have a material impact on the Company’s financial statements.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115”, (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN No. 48 has not had a material impact on the Company’s financial statements.

In September 2006, the United States Securities and Exchange Commission (“SEC”) issued SAB 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

This SAB provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each of the company’s financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The adoption of SAB 108 has not had a material impact on the Company’s financial statements.

NOTE 3-	MINERAL PROPERTIES

As of December 31, 2006, the Company had no ownership in any properties.

On March 13, 2007, the Company entered into a Mineral Claim Option Agreement (the “Option Agreement”) with Claim Lake Nickel Inc., a corporation incorporated pursuant to the laws of the Province of Ontario (“Claim Lake Nickel”). Pursuant to the Option Agreement, the Company has the sole, exclusive, immediate and irrevocable option to acquire a ten percent (10%) legal and beneficial interest in certain mineral dispositions owned by Claim Lake Nickel in Zavitz Township in Ontario, Canada.

The consideration for this option is as follows:

i)  The Company pays $5,000 (Canadian $) as the option payment, which was made in US $ on March 13, 2007 at a conversion rate of 1 USD = 1.1584 CAD;

ii)  At the Company’s sole discretion, they may exercise their option by making exploration and development expenditures in relation to the Mineral Dispositions as follows: a) $50,000 (CD$) by the first anniversary date; b) $75,000 (CD$) by the second anniversary date; and c) $100,000 (CD$) by the third anniversary date. The Company may accelerate its expenditures on the Mineral Dispositions and these expenditures shall then be credited toward subsequent anniversary work commitments as set forth above; and

iii)  The Company’s exploration and development expenditures shall include an administrative fee equal to fifteen percent (15%) of all direct costs incurred by the Company in conducting exploration and development including, but without limitation, salaries and benefits.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 4-	STOCKHOLDERS’ EQUITY

The Company was established with two classes of stock: a) Preferred stock - 20,000,000 shares authorized at a par value of $0.000001; and b) Common stock - 1,000,000,000 shares authorized at a par value of $0.000001.

The Company has not issued any preferred shares to date.

The Company in November, 2006, issued 3,000,000 shares of common stock to its founder at $.01 per share. The proceeds of $30,000 was reflected originally as a subscription receivable, and all of this amount has been paid. As of September 30, 2007, the Company has 3,000,000 shares of common stock issued and outstanding.

The Company has not issued any options or warrants to date.

NOTE 5-	PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

As of September 30, 2007, there is no provision for income taxes, current or deferred.

Net operating losses	$8,936
Valuation allowance	(8,936)

$-

At September 30, 2007, the Company had net operating loss carryforward in the approximate amount of $26,281, available to offset future taxable income through 2027. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

LODESTAR MINING, INCORPORATED
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 5-	PROVISION FOR INCOME TAXES (CONTINUED)

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the period ended September 30, 2007 is summarized below.

2007
Federal statutory rate	(34.0)%
State income taxes, net of federal benefits	0.0
Valuation allowance	34.0
0%

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article II of the Bylaws of our company, filed as Exhibit 3.2 to the registration statement.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons against liability under the Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering all of which are to be paid by the registrant are as follows in US dollars:

SEC Registration Fee	$3
Printing Expenses	500
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	25,000
Escrow Agent Fees	1,000
Transfer Agent Fees	1,900
TOTAL	$33,403

Our estimated offering expenses will be paid from cash on hand and not from the proceeds of our offering.

RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Ian McKinnon	November 15, 2006	3,000,000	$30,000 US

We issued the foregoing restricted shares of common stock to Ian McKinnon, an officer and director pursuant to section 4(2) of the Securities Act of 1933. Mr. McKinnon is a sophisticated investor, officer and director of our company, and was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K.

Exhibit No.	Document Description

3.1*	Articles of Incorporation
3.2*	Bylaws
10.1*	Mineral Claim Option Agreement with Claim Lake Nickel, Inc.
23.1	Opinion of Bowles Rice McDavid Graff & Love LLP regarding the legality of the securities being registered.
23.2	Consent of Bowles Rice McDavid Graff & Love LLP (included with Exhibit 23.1)
23.3	Consent of Michael Pollack, CPA
99.1*	Subscription Agreement.

* Previously filed.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by section 10(a)(3) of the Securities Act:

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)   Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communication, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter)

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)   Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b)(4)(§230.424(b)(4) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tornonto, Canada on this 17th of December, 2007.

LODESTAR MINING, INC.

BY:	/s/ Ian McKinnon
Ian McKinnon, Chief Executive Officer, Director, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer

BY:	/s/ Becky McKinnon
Becky McKinnon, Secretary
BY:	/s/ William Love
William Love, Director
KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John D. Hafner, Esq., as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ian McKinnon	Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Treasurer, Principal Accounting Officer, and Member of the Board of Directors	December 17, 2007
Ian McKinnon

/s/ Becky McKinnon	Secretary	December 17, 2007
Becky McKinnon

/s/ William Love	Member of the Board of Directors	December 17, 2007
William Love